Exhibit 99.2
Reconciliation between Net Sales and Adjusted Net Sales and between Net Income (Loss) and Adjusted EBITDA for the Three and Twelve Months Ended December 31, 2010
Cambium Learning Group, Inc. (the “Company”) is providing below a preliminary reconciliation between net sales and adjusted net sales and between net income (loss) and adjusted EBITDA for the three and twelve months ended December 31, 2010. The reconciliations are based on unaudited preliminary results as of the date of this Form 8-K. Actual results could differ materially from this presentation, as the Company has not completed, among other things, its annual goodwill impairment analysis and an analysis of a potential write-off of $1.5 million in deferred financing costs.
EBITDA, adjusted EBITDA and adjusted net sales are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company believes that adjusted EBITDA and adjusted net sales provide useful information to investors because they reflect the underlying performance of the ongoing operations of the Company, including the late 2009 acquisition of Voyager Learning Company (“VLCY”), and provide investors with a view of the combined Company’s operations from management’s perspective. Adjusted EBITDA and adjusted net sales exclude items that do not reflect the underlying performance of the combined Company by removing significant one-time or certain non-cash items. The Company uses these measures to monitor and evaluate the operating performance of the Company and as the basis to set and measure progress towards performance targets, which directly affect compensation for employees and executives. The Company generally uses these non-GAAP measures as measures of operating performance and not as measures of the Company’s liquidity.
Below are reconciliations between net sales and adjusted net sales and net income (loss) and Adjusted EBITDA for the three and twelve month periods ended December 31, 2010 and 2009:

Reconciliation Between Net Sales to Adjusted Net Sales and Between Net Income (Loss)
and Adjusted EBITDA for the Three Months Ended December 31, 2010

		VLCY
		Pre-Merger			Cambium
		Results	Pro Forma	Pro Forma	Preliminary
	Cambium	(69 days)	Adjustments (a)	Combined	Results
	Q4 2009				Q4 2010
	(In thousands)
	(Unaudited)

Total net sales	$23,306	$19,144	$566	$43,016	$48,175 - 48,675
Non-recurring and non-operational costs included in net sales but excluded from adjusted net sales:
Adjustments related to purchase accounting (g)	1,392	—	(566)	826	825

Adjusted net sales	$24,698	$19,144	$—	$43,842	$49,000 - 49,500

Net income (loss)	$(19,455)	$(1,945)	$14,248	$(7,152)	$242 - $742
Reconciling items between net income (loss) and EBITDA:
Depreciation and amortization	7,640	3,696	(1,443)	9,893	9,560
Net interest expense	4,943	17	18	4,978	3,832
Other (income) expense	339	(2,325)	—	(1,986)	(498)
Income tax	(2,661)	(109)	2,770	—	(85)

Income (loss) from operations before interest and other income (expense), income taxes, and depreciation and amortization (EBITDA)	(9,194)	(666)	15,593	5,733	13,051 - 13,551

Non-recurring and non-operational costs included in EBITDA but excluded from Adjusted EBITDA:
Transaction costs (b)	11,704	3,791	(15,495)	—	—
Integration and merger-related costs (c)	1,531	50	92	1,673	457
Legacy VLCY corporate (d)	57	105		162	483
Stock-based compensation expense (e)	37	(41)	111	107	307
Embezzlement and related expenses (recoveries) (f)	324	—		324	(404)
Adjustments related to purchase accounting (g)	1,136	—	(301)	835	730
Adjustments to CVR liability (i)	—	—	—	—	(1,224)

Adjusted EBITDA	$5,595	$3,239	$—	$8,834	$13,400 - 13,900

Reconciliation Between Net Sales to Adjusted Net Sales and Between Net Income (Loss) and Adjusted EBITDA
for the Years Ended December 31, 2009 and 2010

		VLCY
		Pre-Merger			Cambium
		Results	Pro Forma	Pro Forma	Preliminary
	Cambium	(342 days)	Adjustments (a)	Combined	Results
	2009				2010
	(In thousands)
	(Unaudited)

Total net sales	$101,048	$98,728	$(11,565)	$188,211	$180,963 - 181,463
Non-recurring and non-operational costs included in net sales but excluded from adjusted net sales:
Adjustments related to purchase accounting (g)	1,392	—	11,565	12,957	12,937

Adjusted net sales	$102,440	$98,728	$—	$201,168	$193,900 - 194,400

Net loss	$(35,765)	$(34,375)	$8,870	$(61,270)	$(16,946) - (17,446)
Reconciling items between net loss and EBITDA:
Depreciation and amortization	27,250	18,301	(5,772)	39,779	37,665
Net interest expense	19,477	558	71	20,106	17,292
Other (income) expense	698	(3,279)	—	(2,581)	(674)
Income tax	(7,704)	(190)	7,894	—	26

Income (loss) from operations before interest and other income (expense), income taxes, and depreciation and amortization (EBITDA)	3,956	(18,985)	11,063	(3,966)	36,863-37,363

Non-recurring and non-operational costs included in EBITDA but excluded from Adjusted EBITDA:
Transaction costs (b)	13,570	9,937	(23,507)	—	—
Integration and merger-related costs (c)	2,133	120	1,864	4,117	5,963
Legacy VLCY corporate (d)	57	2,247	—	2,304	1,318
Stock-based compensation expense (e)	37	179	552	768	1,085
Embezzlement and related expenses (recoveries) (f)	129	—	—	129	(353)
Adjustments related to purchase accounting (g)	1,136	—	10,028	11,164	10,748
Goodwill impairment (h)	9,105	27,175	—	36,280	—
Adjustments to CVR liability (i)	—	—	—	—	(1,124)

Adjusted EBITDA	$30,123	$20,673	$—	$50,796	$54,500 - 55,000

(a)	On December 8, 2009, the Company acquired VLCY. The acquisition was accounted for as a purchase transaction. The Company’s consolidated financial statements include the results of VLCY from December 8, 2009, the date of acquisition. Therefore, the historical results of the Company have been adjusted to show the effect on the statement of operations as if the transaction had been completed at the beginning of 2009. The pro forma combined historical financial amounts include the following pro forma adjustments:
•	the pro forma impact to net sales of the reduction in deferred revenue to its fair value of $0.6 million and $(11.6) million for the three months and year ended December 31, 2009, respectively;
•	the pro forma impact of the amortization of intangible assets acquired in the acquisition of $1.4 million and $5.8 million for the three months and year ended December 31, 2009, respectively;
•	the pro forma impact of reduced interest income lost as a result of the $58.0 million of cash used in the purchase price consideration (net of $25.0 million contributed by the sole stockholder of the Company at the time of the merger) of $(0.02) million and $(0.1) million for the three months and year ended December 31, 2009, respectively;
•	the pro forma tax effect of the merger, which was estimated using a combined company effective tax rate of 0%, of $(2.8) million and $(7.9) million for the three months and year ended December 31, 2009, respectively;
•	the elimination of merger transaction costs incurred by the Company and VLCY totaling $15.5 million and $23.5 million for the three months and year ended December 31, 2009, respectively;
•	the pro forma impact of certain employment agreements entered into on the effective date of the merger and payment of contractual obligations, severance, retention, and other payments of $(0.1) million and $(1.9) million for the three months and year ended December 31, 2009, respectively;

•	the pro forma impact of certain stock option grants entered into on the effective date of the merger of $(0.1) million and $(0.6) million for the three months and year ended December 31, 2009, respectively, and;
•	the pro forma impact of reductions in deferred costs to their fair values of zero of $(0.3) million and $1.6 million for the three months and year ended December 31, 2009, respectively.

(b)	External incremental costs incurred by the Company and VLCY that are directly related to the Mergers.

(c)	Costs directly associated with the integration of the Company and VLCY, including severance and other costs incurred to achieve synergies and the cost of retention and change in control agreements directly related to the Mergers. The cost for retention and change in control agreements included was $0.8 million for the three months ended December 31, 2009, $0.1 million for the three months ended December 31, 2010, $0.8 million for the year ended December 31, 2009 and $1.7 million for the year ended December 31, 2010.

(d)	Legacy VLCY corporate costs representing corporate costs related to legacy VLCY liabilities such as pension and severance costs for former VLCY employees. For the three and twelve months ended December 31, 2009, these also include internal costs related to VLCY’s strategic alternative process, corporate overhead costs related to the restatement of VLCY’s financial statements and the related activities for VLCY to become current with its SEC filings, and costs to transition VLCY’s corporate office from Ann Arbor, Michigan to Dallas, Texas.

(e)	Stock-based compensation expense is related to the Company’s outstanding options, restricted stock awards, warrants, and stock appreciation rights (SARs).

(f)	During 2008, the Company discovered certain irregularities relating to the control and use of cash and certain other general ledger items which resulted from a substantial misappropriation of assets over a period of more than four years. These irregularities were perpetrated by a former employee, resulting in embezzlement losses, net of recoveries.

(g)	Under applicable accounting guidance for business combinations, an acquiring entity is required to recognize all of the assets acquired and liabilities assumed in a transaction at the acquisition date fair value. Net sales have been reduced by $1.4 million, $0.8 million, $1.4 million and $12.9 million, respectively, for the three months ended December 31, 2009, the three months ended December 31, 2010, the year ended December 31, 2009, and the year ended December 31, 2010 in the historical financial statements due to the write-down of deferred revenue to its estimated fair value as of the merger date and in the pro forma adjustments to reflect the impact of the write-down assuming the merger occurred on January 1, 2009. The write-down was determined by estimating the cost to fulfill the related future customer obligations plus a normal profit margin. Partially offsetting this impact, cost of sales and marketing expenses were reduced for other purchase accounting adjustments, primarily a write-down of deferred costs to zero at the acquisition date. During the three months ended December 31, 2009, the three months ended December 31, 2010, the year ended December 31, 2009, and the year ended December 31, 2010, the historical cost of sales were reduced by $0.2 million, $0.04 million, $0.2 million and $1.2 million, respectively, and the historical sales and marketing expenses were reduced by $0.1 million, $0.1 million, $0.1 million and $1.0 million, respectively, and the related pro forma adjustments reflect the impact of the write-down assuming the merger occurred on January 1, 2009. The adjustment of deferred revenue and deferred costs to fair value is required only at the purchase accounting date; therefore, its impact on net sales, cost of sales, and sales and marketing expense is non-recurring.

(h)	Goodwill impairment charges of $9.1 million for the year ended December 31, 2009 and pre-merger VLCY goodwill impairment charges of $27.2 million for the year ended December 31, 2009.

(i)	Adjustments to the fair value of the CVR liability as a result of the amendments of the Merger Agreement and the escrow agreement, the expiration of the statute of limitations on potential tax liabilities and changes in the estimates of various probabilities related to the collection of tax receivables.